EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-48532) pertaining to the plans listed on the cover page thereto of our report dated January 18, 2001, except for Note C, as to which the date is February 27, 2001, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


      /s/ Ernst & Young LLP
      Minneapolis, Minnesota
      March 6, 2001